Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Prosper Marketplace, Inc. & Prosper Funding LLC

San Francisco, California

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-204880 and No. 333-204880-01 of our reports relating to the consolidated financial statements of Prosper Marketplace, Inc. and its subsidiaries and the consolidated financial statements of Prosper Funding LLC and its subsidiary (a wholly owned subsidiary of Prosper Marketplace, Inc.) dated April 5, 2015 (which reports express an unqualified opinion on the financial statements and include an explanatory paragraph referring to the restatement of the consolidated 2013 financial statements to correct certain misstatements) appearing in the Annual Report on Form 10-K of Prosper Marketplace, Inc. and its subsidiaries and Prosper Funding LLC and its subsidiary for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

August 24, 2015